UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2016

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Thomas C. Gentile has been appointed Executive Vice President and Chief Operating Officer of Spirit AeroSystems Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Spirit AeroSystems, Inc. (“Spirit”), effective April 1, 2016.  A copy of the press release dated February 16, 2016, announcing the appointment of Mr. Gentile, is attached as Exhibit 99.1 to this report.

From 2014 until Mr. Gentile’s appointment with the Company and Spirit, Mr. Gentile, 51, served as President and Chief Operating Officer of GE Capital, where he oversaw GE Capital’s global operations, IT and capital planning and served on its board of directors. Mr. Gentile had been employed by GE since 1998, and prior to his most recent position, held the position of President and CEO of GE Healthcare’s Healthcare Systems division from 2011 until 2014 and the position of President and CEO of GE Aviation Services from 2008 until 2011.  Mr. Gentile received his bachelor’s degree in economics and Master of Business Administration degree from Harvard University, and also studied International Relations at the London School of Economics.

Spirit entered into an employment agreement with Mr. Gentile (the “Employment Agreement”) on February 13, 2016 and it will become effective as of April 1, 2016.

The Employment Agreement provides that Mr. Gentile will receive an annual salary of $1,000,000, which salary may be adjusted from time to time based on Mr. Gentile’s and Spirit’s performance.  Mr. Gentile will also receive a signing bonus of an award of restricted stock valued at $3,000,000 (the “Sign-On Bonus Shares”), which will be granted under the Company’s Omnibus Incentive Plan (the “OIP”). The Sign-On Bonus Shares will be subject to a two year vesting schedule, with one-half of such shares vesting after each of the first and second years of service; provided, that in the event that Mr. Gentile’s employment is terminated by Spirit for any reason other than for “Cause” (as defined in the Employment Agreement) or by Mr. Gentile for any reason after the first anniversary of Mr. Gentile’s commencement of service with Spirit but before the second anniversary, any unvested Sign-On Bonus Shares will immediately vest upon such termination.

The Employment Agreement provides that Mr. Gentile will receive annual awards under the Company’s short-term incentive program under the OIP (the “STIP”) and long-term incentive program under the OIP (the “LTIP”).  Mr. Gentile will receive an award under the STIP (in cash and/or Company common stock) with a value equal to 140% of his base salary if target performance goals are reached.  Except as described below, the actual amount payable to Mr. Gentile under the STIP will be dependent upon the achievement by the Company, Mr. Gentile’s function and Mr. Gentile of certain performance objectives established by the Company’s board of directors and compensation committee from time to time.  Depending on performance, the actual amount payable to Mr. Gentile under the STIP may be less than, greater than or equal to the stated target bonus (and could be as high as 280% of base salary or as little as zero).  The Employment Agreement provides that, in any event, Mr. Gentile will be entitled to an award under the STIP of no less than 57.5% of his base salary with respect to 2016 (which will not be prorated due to service for less than the full 2016 year).  Mr. Gentile’s annual award opportunity under the LTIP will have a value equal to 300% of his base salary. The award under the LTIP will be subject to the terms and provisions of the LTIP and terms and conditions (including vesting conditions) established by the Company’s board of directors and compensation committee.

The Employment Agreement also provides that Mr. Gentile is eligible to participate in the Company’s Deferred Compensation Plan (the “DCP”).  Mr. Gentile may elect to voluntarily defer compensation under the DCP in accordance with the terms and conditions of the DCP, and the Company will credit Mr. Gentile’s account under the DCP with $500,000 on each anniversary of Mr. Gentile’s commencement of employment if he remains employed as of such date.

Under the Employment Agreement, Mr. Gentile is entitled to participate in other employee benefit plans, policies, practices and arrangements generally made available to officers of Spirit, and will also be provided with certain relocation benefits in accordance with Spirit’s relocation policies and procedures.

Mr. Gentile’s employment may be terminated at any time at the election of either Mr. Gentile or Spirit for any reason or no reason, without cause. Mr. Gentile’s employment may also be terminated by Spirit for Cause.

Except as described in the immediately following paragraph, if Mr. Gentile’s employment is terminated by him without “Good Reason” (as defined in the Employment Agreement), by Spirit for Cause or by reason of Mr. Gentile’s death or disability, Spirit will pay Mr. Gentile his compensation only through the last day of his employment, and, except as may otherwise be expressly provided in any Company benefit plan, Spirit will have no further contractual obligation to Mr. Gentile.

In the event that Mr. Gentile’s employment is terminated by Spirit without Cause or by Mr. Gentile for Good Reason, and for so long as Mr. Gentile is not in breach of his non-compete, non-solicitation and confidentiality obligations (described below), he will be entitled to termination benefits, pursuant to which Spirit will (i) continue to pay Mr. Gentile an amount equal to his base salary in effect immediately before termination of his employment for a period of 12 months, (ii) pay the costs of COBRA medical and dental benefits coverage which are offered to Mr. Gentile after termination for a period of 12 months, and (iii) if such termination is during the first three years of Mr. Gentile’s employment, cause the following LTIP shares to be vested, to the extent not previously vested: (A) 66-2/3% of time-based shares awarded in Mr. Gentile’s 2017 LTIP grant and (B) 33-1/3% of time-based shares awarded in Mr. Gentile’s 2018 LTIP grant, in each case inclusive of shares previously vested.  Except as may otherwise be expressly provided in any Company benefit plan, Spirit will have no further obligation to Mr. Gentile.

The Employment Agreement contains covenants for the benefit of Spirit relating to non-competition during and for two years following the term of employment (one year if Mr. Gentile is terminated by Spirit without Cause or by Mr. Gentile for Good Reason), non-solicitation of Spirit employees during and for two years following the term of employment (one year if Mr. Gentile is terminated by Spirit without Cause or by Mr. Gentile for Good Reason), and protection of Spirit’s confidential information.

The preceding discussion of the Employment Agreement is qualified in its entirety by the complete text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated as of February 13, 2016, between Spirit AeroSystems, Inc. and Thomas C. Gentile III.*

99.1	Press Release dated February 16, 2016*

*                      Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: February 16, 2016	/s/ Stacy Cozad
Stacy Cozad
Senior Vice President, General Counsel and Secretary